EXHIBIT 23.2

May 22, 2006

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the LifFunding Corp. 2006 Non-Qualified Attorney’s and Accountant’s Stock Compensation Plan, of our report dated May 3, 2006, with respect to our audit of the financial statements of LitFunding Corp. included in its Annual Report of Form 10-KSB as of December 31, 2005 and for the year then ended, filed with the Securities and Exchange Commission.

/s/ Lawrence Scharfman & Co.

Lawrence Scharfman & Co. CPA P.C.

Boynton Beach, FL